FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      Current Report Pursuant to Section 13
                     of the Securities Exchange Act of 1934

          Date of Report (Date Earliest Event reported) - July 21, 2003

                               CB BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

         Hawaii                                            99-0197163
(State of Incorporation)                       (IRS Employer Identification No.)

                   201 Merchant Street, Honolulu, Hawaii 96813
                    (Address of principal executive offices)

                                 (808) 535-2500
                         (Registrant's Telephone Number)

Item 9. Regulation FD Disclosure (Information furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition")

      On July 21, 2003, CB Bancshares, Inc. issued a press release announcing the Company's results of operations for the second quarter ended June 30, 2003.

      The earnings release includes non-GAAP financial measures, which excludes the effect of expenses associated with the unsolicited hostile takeover proposal announced by Central Pacific Financial Corp. on April 17, 2003. The earnings release also presents the calculation of the efficiency ratio, which excludes the unsolicited hostile takeover proposal expenses and amortization of intangibles.

      Management uses these non-GAAP financial measures because they provide meaningful information regarding the Company's operating performance and facilitate management's comparisons to the Company's historical operating results. The Company believes that these non-GAAP financial measures can also be useful to investors in facilitating comparisons to the Company's historical operating results.

      These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

      A copy of this press release is furnished with this report as Exhibit 99.1 and shall be deemed provided under "Item 12. Disclosure of Results of Operations and Financial Condition" and is included under this Item 9 in accordance with SEC Release No. 33-8216.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July  21, 2003                   CB Bancshares, Inc.

                                       By:  /s/ Dean K. Hirata
                                          ------------------------------------
                                            Dean K. Hirata
                                            Senior Vice President and
                                            Chief Financial Officer
                                            (principal financial officer)

                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------
99.1               Earnings press release issued July 21, 2003